CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this "Agreement") dated as of July 5, 2016, is by and between Bright Mountain Media, Inc., a Florida corporation with its principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 (the "Company" or "BMTM") and Almorli Advisors Inc., with its principal place of business located at 380 Lexington Avenue, 17th Floor, New York, New York 10168 (the "Consultant" or "AA").

Recitals

A. The Company desires to retain the Consultant for the term set forth in this Agreement to assure itself of the services of the Consultant, and the Consultant is willing to be retained by the Company for the term on the terms and conditions set forth below.

B. The Consultant desires to provide the services under this Agreement and represents that it is qualified to perform such services.

Agreement

1. Retention of the Consultant. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant to perform the services set forth in this Agreement, and the Consultant accepts this retention on the terms and conditions set forth in this Agreement.

2. Term. The term ("Term") of this Agreement shall be for a period of twelve (12) months expiring on July 5, 2017.

3. Scope of Services. The services to be performed by the Consultant under this Agreement (the "Services") shall consist of all tasks assigned by the Chief Executive Officer of the Company, including, but not limited to, the following:

    - Due diligence of current business development opportunities,
    - Strategic advice regarding development of business opportunities for the Company
    - Advise the company on matters relating to its capitalization
    - Provide advice and assistance to obtain uplisting

4. Compensation and Payment.

    Provided that the shares of the Company's common stock are uplisted (the "Uplisting") to the NASDAQ or the NYSE Market during the Term, in full consideration for the Services and the Consultant's performance of this Agreement the Company shall pay to the Consultant.

    a) Fifty Thousand Dollars ($50,000) by Wire Transfer
    b) Fifty Thousand (50,000) shares of restricted common stock

    Payment shall be made within five business days of the Uplisting. Notwithstanding the foregoing, no compensation shall be paid if the Uplisting is the result of a merger or acquisition in the absence of an underwritten financing.

5. Independent Contractor. The Consultant agrees to perform the Services as an independent contractor and not as an agent of the Company, its subsidiaries or affiliates. The Consultant is not granted any

right or authority or responsibility, expressed, implied or apparent, on behalf of or in the name of the Company to bind, or act on behalf of, the Company or its affiliates or subsidiaries.

6. Taxes. The Consultant, and not the Company, shall be solely responsible for all taxes incurred by the Consultant in connection with this Agreement, including, but not limited to, all withholding, social security and other taxes with respect to the Consultant's compensation.

7. Conflict of Interest. The Consultant and the Company agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

8. Confidential Information. All information which the Consultant may now possess, may obtain during or after the term of this Agreement, or may create prior to the end of the term of this Agreement relating to the business of the Company or its affiliates or subsidiaries or of any of their respective customers or vendors (collectively, the "Confidential Information") shall not be published, disclosed, or made accessible by it to any other person, firm or corporation either during or after the term of this Agreement or used by it, except during the term of this Agreement in the business and for the benefit of the Company without the prior written consent of the Company. The Consultant shall return all tangible evidence of such Confidential Information to the Company prior to or at the end of the term of this Agreement. This Agreement is also confidential, except to the extent required to be disclosed pursuant to U.S. federal securities laws. The Consultant agrees that it will not disclose, publicize, or discuss any of the terms or conditions of this Agreement with anyone, except its attorney, and/or accountant. In the event the Consultant discloses this Agreement or any of its terms or conditions to its attorney, and/or accountant, it shall be its duty to advise said individual(s) of the confidential nature of this Agreement; and direct them not to disclose, publicize, or discuss any of the terms or conditions of this Agreement with anyone else.

9. Modifications. No amendment or modification to this Agreement shall be effective unless made in writing.

10. Assignment. This Agreement and all of the Consultant's rights, duties and obligations under this Agreement shall not be subcontracted, assigned, delegated or otherwise disposed of by the Consultant without the prior written consent of the Company.

11. Liability Limitation. In no event shall either party be liable to the other party whether in contract, tort or otherwise, for payment of any special, indirect, incidental, consequential or similar damages.

12. Notice. All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement. Either party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other party.

13. Law and Venue. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Florida without regard to conflicts of law provisions. Any litigation between the parties shall be conducted in the state of federal courts of the State of Florida.

14. Waiver of Trial by Jury. The Company and the Consultant hereby knowingly, voluntarily and intentionally waive the right to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this agreement. This provision is a material inducement for the parties entering into this agreement.

15. Headings. The headings in this Agreement are provided for convenience of reference only and shall not affect the construction of the text of this Agreement.

16. Non-Waiver. No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

17. Cumulative Remedies. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of any one right or remedy shall not bar the exercise of any other right or remedy.

18. Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement.

19. Complete Agreement. This Agreement constitutes the entire and final agreement and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties, whether oral, written or implied. The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement.

20. Publicity. The Consultant shall not make any public disclosures regarding the Company, its subsidiaries or affiliates or the project for which he is performing the Services without the prior approval of the Company.

The parties have executed this Agreement effective as of the day and year first above written.

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________
W. Kip Speyer
Chief Executive Officer

Date: July 5, 2016

ALMORLI ADVISORS INC.

By: ______________________
Ming Qi

7/5/16